EXHIBIT 24


                             POWER OF ATTORNEY

     The undersigned directors of SCANA Corporation (the "Company") hereby appoint W. B. Timmerman and K. B. Marsh, each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3, and any and all amendments thereto, with respect to the issuance and sale of up to $200,000,000 of such Company's Medium-Term Notes.

Dated  August 19, 1998
       Columbia, South Carolina



          s/B. L. Amick                        s/W. H. Hipp
          B. L. Amick                          W. H. Hipp
          Director                             Director




          s/J. A. Bennett                      s/F. C. McMaster
          J. A. Bennett                        F. C. McMaster
          Director                             Director




          s/W. B. Bookhart, Jr.                s/L. M. Miller
          W. B. Bookhart, Jr.                  L. M. Miller
          Director                             Director




          s/W. T. Cassels, Jr.                 s/J. B. Rhodes
          W. T. Cassels, Jr.                   J. B. Rhodes
          Director                             Director




          s/H. M. Chapman                      s/M. K. Sloan
          H. M. Chapman                        M. K. Sloan
          Director                             Director




          s/E. T. Freeman                      s/W. B. Timmerman
          E. T. Freeman                        W. B. Timmerman
          Director                             Director



          s/L. M. Gressette, Jr.
          L. M. Gressette, Jr.
          Director

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